Providence Service Corporation Reports Third Quarter 2017 Results

Highlights for the Third Quarter of 2017:

•	Revenue from continuing operations of $409.5 million

•	Income from continuing operations, net of tax, of $15.0 million, or $0.88 per diluted common share, includes gain on sale of Mission Providence of $12.6 million

•	Adjusted Net Income of $6.2 million; Adjusted EPS of $0.32

•	Segment-level Adjusted EBITDA of $24.3 million

•	Completed the sale of Mission Providence JV

STAMFORD, CT – November 7, 2017 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), today reported financial results for the three and nine months ended September 30, 2017.

“During the third quarter we continued to enhance the intrinsic value of our U.S. Healthcare Services businesses, which encompasses our NET services segment and investment in Matrix, through both capital allocation and organic growth strategies.” stated James Lindstrom, Chief Executive Officer. “LogistiCare’s value enhancement activities are on track to deliver both improved financial and service delivery benefits in 2017 and beyond. Within WD Services, our initiatives were largely completed during the second quarter of 2017 and position the segment well for the near future." He continued, "Largely based upon our value enhancement initiatives, we expect improved profitability in 2018 and are currently investing in growth initiatives to improve our multi-year prospects in businesses which provide critical, yet often overlooked, healthcare services in the home or community."

David Shackelton, Chief Financial Officer, commented, "Consistent with our increased focus on our U.S. Healthcare Services businesses, we sold our stake in Mission Providence and continued to enhance the strategic value of this portfolio with an investment in Circulation through our NET Services segment and the announced acquisition of LP Health by Matrix. Our conviction in our ability to increase intrinsic value through a focused U.S. healthcare services strategy is reflected by these investments and divestitures and the extension of our share repurchase program through the end of next year."

Third Quarter 2017 Results

For the third quarter of 2017, the Company reported revenue from continuing operations of $409.5 million, a decrease of 0.7% from $412.3 million in the third quarter of 2016.

Income from continuing operations, net of tax, in the third quarter of 2017 was $15.0 million and $0.88 per diluted common share, compared to $3.7 million and $0.14 per diluted common share in the third quarter of 2016. Income from continuing operations, net of tax, in the third quarters of 2017 and 2016 includes restructuring and related charges of $2.7 million and $1.4 million, respectively. Income from continuing operations, net of tax, in the third quarter of 2017 also includes a gain on the sale of Mission Providence of $12.6 million. Adjusted Net Income in the third quarter of 2017 was $6.2 million and $0.32 per diluted common share, compared to $8.0 million and $0.41 per diluted common share in the third quarter of 2016.

Segment-level Adjusted EBITDA was $24.3 million in the third quarter of 2017, compared to $26.0 million in the third quarter of 2016. Adjusted EBITDA was $15.6 million in the third quarter of 2017, compared to $18.7 million in the third quarter of 2016.

Year to Date 2017 Results

For the first nine months of 2017, the Company reported revenue from continuing operations of $1,217.0 million, an increase of 2.1% from $1,192.4 million in the comparable period of 2016. Excluding the effects of changes in currency exchange rates, revenue from continuing operations increased 3.1%.

Income from continuing operations, net of tax, in the first nine months of 2017 was $20.7 million and $1.09 per diluted common share, compared to income of $6.7 million and $0.23 per diluted common share in the first nine months of 2016. Income from continuing operations, net of tax, for the first nine months of 2017 and 2016 includes restructuring and related charges of $7.0 million and $7.0 million, respectively. Income from continuing operations, net of tax, in the first nine months of 2017 also includes a gain on the sale of Mission Providence of $12.6 million. Adjusted Net Income in the first nine months of 2017 was $18.9 million and $0.99 per diluted common share, compared to $23.4 million and $1.19 per diluted common share in the first nine months of 2016.

Segment-level Adjusted EBITDA was $67.4 million in the first nine months of 2017, compared to $73.6 million in the comparable period of 2016. Adjusted EBITDA was $46.1 million in the first nine months of 2017, compared to $52.9 million in the first nine months of 2016.

Segment Results

For analysis purposes, the Company provides revenue, expenses, operating income (loss), income (loss) from continuing operations, net of taxes, and Adjusted EBITDA on a segment basis. Segment results include revenue and expenses incurred by each segment, as well as an allocation of certain direct expenses incurred by Corporate on behalf of the segment. No direct expenses were incurred by Corporate on behalf of the Matrix Investment segment. Indirect expenses, including unallocated corporate functions and expenses, such as executive, accounting, audit, process improvement, finance, human resources, information technology, M&A and legal, as well as the results of our captive insurance company and elimination entries recorded in consolidation, are reflected in Corporate and Other.

NET Services

NET Services revenue was $324.8 million for the third quarter of 2017, an increase of 2.4% from $317.3 million in the third quarter of 2016. Operating income was $14.2 million, or 4.4% of revenue, in the third quarter of 2017, compared to $17.5 million, or 5.5% of revenue, in the third quarter of 2016. Included in NET Services operating income in the third quarters of 2017 and 2016 was $2.2 million and $0.7 million, respectively, of restructuring and related charges. NET Services Adjusted EBITDA was $19.7 million, or 6.1% of revenue, in the third quarter of 2017, compared to $21.2 million, or 6.7% of revenue, in the third quarter of 2016.

NET Services revenue was $987.7 million for the first nine months of 2017, an increase of 7.7% from $917.2 million for the first nine months of 2016. Operating income was $41.9 million, or 4.2% of revenue, in the first nine months of 2017, compared to $53.5 million, or 5.8% of revenue, in the comparable period of 2016. Included in NET Services operating income in the first nine months of 2017 and 2016 was $4.9 million and $1.2 million, respectively, of restructuring and related charges. NET Services Adjusted EBITDA was $56.6 million, or 5.7% of revenue, in the first nine months of 2017, compared to $63.6 million, or 6.9% of revenue, in the comparable period of 2016.

The year-over-year increase in NET Services revenue in the third quarter of 2017 was primarily due to increased revenue from existing contracts, including the impact of a final agreement on a rate adjustment and the release of a previously accrued revenue hold-back, and the impact of new contracts, partially offset by reductions in revenue from contracts we no longer serve, including a contract with the state of New York. The year-over-year decline in Adjusted EBITDA as a percentage of revenue in the third quarter of 2017 was primarily due to the loss of a contract with the state of New York, the impact of new managed care organization ("MCO") contracts in certain markets being at lower margins than previous contracts and higher utilization across certain contracts, including multiple MCO contracts in California. This margin pressure was partially offset by benefits derived from value enhancement initiatives aimed at improving operating efficiencies and moderately reduced utilization levels in certain markets impacted by Hurricane Irma.

WD Services

WD Services revenue was $84.7 million for the third quarter of 2017, a decrease of 10.8% from $95.0 million in the third quarter of 2016. Operating income was $1.0 million in the third quarter of 2017, compared to $0.6 million in the third quarter of 2016. Included within WD Services operating income in the third quarters of 2017 and 2016 were restructuring and related costs of $0.5 million and $0.7 million, respectively. WD Services Adjusted EBITDA was $4.6 million, or 5.5% of revenue, in the third quarter of 2017 compared to $4.8 million, or 5.1% of revenue, in the third quarter of 2016.

WD Services revenue was $229.3 million for the first nine months of 2017, a decrease of 16.7% from $275.3 million in the first nine months of 2016. Excluding the effects of changes in currency exchange rates, revenue declined 12.3% in the first nine months of 2017 versus the first nine months of 2016. Operating loss was $1.0 million in the first nine months of 2017, compared to an operating loss of $6.7 million in the comparable period of 2016. Included within WD Services operating loss in the first nine months of 2017 and 2016 were restructuring and related costs of $2.0 million and $5.8 million, respectively. WD Services Adjusted EBITDA was $10.8 million, or 4.7% of revenue, in the first nine months of 2017 compared to $10.0 million, or 3.6% of revenue, in the comparable period of 2016.

The year-over-year decrease in WD Services revenue in the third quarter of 2017 was primarily related to the anticipated ending of referrals under the segment’s primary employability program in the UK, partially offset by increased revenue from health services offerings in the UK and from various employability programs outside of the UK, including in Australia, France and Germany. Year-over-year revenue in the third quarter of 2017 also declined in part as a result of the non-recurrence of a $5.4 million contractual adjustment received in the third quarter of 2016 under our offender rehabilitation program. Adjusted EBITDA declined slightly in the third quarter of 2017; however, excluding this contractual adjustment, WD Services profitability improved significantly as a result of its value enhancement initiatives which have better aligned headcount with service delivery volumes, improved profitability in France, and improved key operating metrics.

Corporate and Other

Corporate and Other incurred a $8.8 million operating loss in the third quarter of 2017 compared to an operating loss of $8.3 million in the third quarter of 2016. Corporate and Other Adjusted EBITDA was negative $8.7 million in the third quarter of 2017 compared to negative $7.3 million in the third quarter of 2016.

Corporate and Other incurred a $21.9 million operating loss in the first nine months of 2017, compared to a $22.0 million operating loss in the first nine months of 2016. Corporate and Other Adjusted EBITDA was negative $21.3 million in the first nine months of 2017 compared to negative $20.7 million in the comparable period of 2016.

The year-over-year increase in corporate costs in the third quarter of 2017 was primarily due to a $2.0 million increase in professional costs due to activities associated with focused strategic initiatives and a $0.6 million increase in compensation expense due to the timing of incentive accruals, partially offset by lower legal and accounting fees and lower costs in the Company's captive insurance program. Included within Corporate and Other Adjusted EBITDA for the third quarter of 2017 and the third quarter of 2016 is $1.0 million and $0.9 million, respectively, of expense related to a share-based long-term incentive plan, under which no shares will be awarded unless the Company’s 90-day volume weighted average share price as of December 31, 2017, exceeds $56.79.

Equity Investments

Matrix Investment

As previously reported, on October 19, 2016, Frazier Healthcare Partners subscribed for a 53.2% equity interest in Matrix Medical Network (“Matrix” and the “Matrix Transaction”). For all periods prior to the Matrix Transaction, Matrix’s results are reported in Discontinued Operations under the HA Services segment. For all periods subsequent to the Matrix Transaction, Providence’s retained equity interest is accounted for as an equity method investment within the Matrix Investment segment within continuing operations. As of September 30th, 2017, Providence holds a 46.6% equity interest in Matrix.

For the three and nine months ended September 30, 2017, Providence recorded a loss in equity earnings of $1.0 thousand and gain of $0.4 million, respectively, related to its Matrix Investment.

As Providence’s interest in Matrix is accounted for as an equity method investment, the following numbers are not included within the Company’s consolidated results of operations. For the third quarter of 2017, Matrix’s revenue was $58.6 million, an increase of 11.6% from $52.6 million in the third quarter of 2016. Matrix’s operating income was $3.2 million, or 5.4% of revenue, for the third quarter of 2017, compared to $7.0 million, or 13.3% of revenue, for the third quarter of 2016. Included within Matrix’s operating income in the third quarter of 2017 were $0.6 million of management fees paid to Matrix shareholders. Matrix’s Adjusted EBITDA was $12.2 million, or 20.8% of revenue, for the third quarter of 2017, compared to $13.2 million, or 25.1% of revenue, in the third quarter of 2016.

For the first nine months of 2017, Matrix’s revenue was $175.3 million, an increase of 12.8% from $155.4 million in the first nine months of 2016. Matrix’s operating income was $10.1 million, or 5.8% of revenue, for the first nine months of 2017, compared to $18.0 million, or 11.6% of revenue, for the comparable period of 2016. Included within Matrix’s operating income in the first nine months of 2017 was $2.7 million of transaction bonuses paid to the Matrix management team, $1.8 million of management fees paid to Matrix’s shareholders and $0.9 million of other transaction related expenses. Matrix’s Adjusted

EBITDA was $40.1 million, or 22.8% of revenue, for the first nine months of 2017, compared to $40.0 million, or 25.7% of revenue, in the first nine months of 2016.

The year-over-year increase in Matrix’s revenue for both the third quarter and the first nine months of 2017 was the result of increased assessment volumes and new product launches. Adjusted EBITDA as a percentage of revenue declined in the third quarter as a result of decreased pricing and impacts from Hurricane Irma in certain markets.

As of September 30, 2017, Matrix had cash of $18.0 million and $194.3 million of term loan debt outstanding under its credit facility.

Mission Providence

On September 29, 2017, Providence completed the sale of its ownership interest in Mission Providence. For the third quarter of 2017, Providence recorded a gain on the transaction of $12.6 million.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results on Wednesday, November 8, 2017 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com.). To access the call, please dial:

US toll-free: 1 (844) 244 3865
International: 1 (518) 444 0681
Passcode: 2984418

Replay (available until November 22, 2017):
US toll-free: 1 (855) 859 2056
International: 1 (404) 537 3406
Passcode: 2984418.

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation is a company which owns interests in subsidiaries and other companies that are primarily engaged in the provision of healthcare and workforce development services for public and private sector entities seeking to control costs and promote positive outcomes. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release includes EBITDA, Adjusted EBITDA and Segment-level Adjusted EBITDA for the Company and its operating segments, and Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including: (1) restructuring and related charges, (2) foreign currency transactions, (3) equity in net earnings or losses of investees, (4) certain litigation related expenses, (5) management fees, and (6) transaction costs. Segment-level Adjusted EBITDA is calculated as Adjusted EBITDA for the company excluding the Adjusted EBITDA associated with corporate and holding company costs reported as our Corporate and Other Segment. Adjusted Net Income is defined as income (loss) from continuing operations, net of tax, before certain items, including (1) restructuring and related charges, (2) foreign currency transactions, (3) equity in net earnings or losses of investees, (4) certain litigation related expenses, (5) intangible amortization expense, (6) the impact of adjustments on non-controlling interests, and (7) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock, (2) accretion of convertible preferred stock discount, and (3) income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding. We utilize these non-GAAP performance measures, which exclude certain expenses and amounts, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net earnings in equity investees are excluded from these measures, as we do not have the ability to manage these ventures, allocate resources within the ventures, or directly control their operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of healthcare reform law, government budget changes and legislation related to the services that we provide, our ability to renew or replace existing contracts that have expired or are scheduled to expire with significant clients, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact
Laurence Orton – VP Finance & Corporate Controller
(203) 307-2800
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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Income
(in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Service revenue, net	$409,517	$412,271	$1,216,994	$1,192,426

Operating expenses:
Service expense	378,032	378,488	1,124,478	1,095,011
General and administrative expense	18,629	17,320	53,705	52,548
Depreciation and amortization	6,547	6,670	19,716	20,058
Total operating expenses	403,208	402,478	1,197,899	1,167,617
Operating income	6,309	9,793	19,095	24,809

Other expenses:
Interest expense, net	302	338	983	1,239
Equity in net (gain) loss of investees	460	1,517	991	5,693
Gain on sale of equity investment	(12,606)	—	(12,606)	—
Loss (gain) on foreign currency transactions	200	(482)	600	(1,332)
Income from continuing operations before income taxes	17,953	8,420	29,127	19,209
Provision for income taxes	2,989	4,678	8,391	12,466
Income from continuing operations, net of tax	14,964	3,742	20,736	6,743
Discontinued operations, net of tax	(16)	(2,791)	(6,000)	332
Net income (loss)	14,948	951	14,736	7,075
Net loss (income) attributable to noncontrolling interests	(95)	(301)	(295)	433
Net income (loss) attributable to Providence	$14,853	$650	$14,441	$7,508

Net income (loss) available to common
stockholders	$11,962	$(745)	$8,927	$3,697

Basic earnings (loss) per common share:
Continuing operations	$0.88	$0.14	$1.10	$0.23
Discontinued operations	—	(0.19)	(0.44)	0.02
Basic earnings (loss) per common share	$0.88	$(0.05)	$0.66	$0.25

Diluted earnings (loss) per common share:
Continuing operations	$0.88	$0.14	$1.09	$0.23
Discontinued operations	—	(0.19)	(0.44)	0.02
Diluted earnings (loss) per common share	$0.88	$(0.05)	$0.65	$0.25

Weighted-average number of common
shares outstanding:
Basic	13,581,662	14,523,408	13,612,764	14,823,757
Diluted	13,655,554	14,634,483	13,676,468	14,943,024

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Providence Service Corporation

The Providence Service Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$92,178	$72,262
Accounts receivable, net of allowance	175,162	162,115
Other current assets (1)	45,836	53,726
Total current assets	313,176	288,103
Property and equipment, net	48,191	46,220
Goodwill and intangible assets, net	167,305	168,748
Equity investments	157,067	161,363
Other long-term assets (2)	23,249	20,845
Total assets	$708,988	$685,279

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$1,528	$1,721
Other current liabilities (3)	246,815	226,075
Total current liabilities	248,343	227,796
Long-term obligations, less current portion	566	1,890
Other long-term liabilities (4)	78,331	80,353
Total liabilities	327,240	310,039

Mezzanine and stockholder's equity
Convertible preferred stock, net	77,549	77,565
Stockholders' equity	304,199	297,675
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$708,988	$685,279

(1) Comprised of other receivables, restricted cash and prepaid expenses and other.
(2) Comprised of restricted cash, less current portion, deferred tax assets and other assets.
(3) Comprised of accounts payable, accrued expenses, accrued transportation costs, deferred revenue and reinsurance and related liability reserves.
(4) Includes deferred tax liabilities and other long-term liabilities.

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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands) (1)

	Nine months ended September 30,
	2017	2016
Operating activities
Net (loss) income	$14,736	$7,075
Depreciation and amortization	19,716	41,179
Stock-based compensation	4,586	3,204
Equity in net (gain) loss of investees	991	5,693
Gain on sale of equity investment	(12,606)	—
Other non-cash credits	(4,733)	(12,956)
Changes in working capital	14,240	1,062
Net cash provided by operating activities	36,930	45,257
Investing activities
Purchase of property and equipment	(15,293)	(33,928)
Equity investments/loan to joint venture	10	(6,381)
Proceeds from sale of equity investment	15,823	—
Other investing activities	4,329	5,159
Net cash used in investing activities	4,869	(35,150)
Financing activities
Preferred stock dividends	(3,305)	(3,309)
Repurchase of common stock, for treasury	(18,763)	(53,214)
Net proceeds of long-term debt	—	20,250
Other financing activities	(279)	4,052
Net cash used in financing activities	(22,347)	(32,221)
Effect of exchange rate changes on cash	464	(39)
Net change in cash and cash equivalents	19,916	(22,153)
Cash and cash equivalents at beginning of period	72,262	84,770
Cash and cash equivalents at end of period	$92,178	$62,617
(1) Includes both continuing and discontinued operations.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)
(Unaudited)

	Three months ended September 30, 2017
	NET Services	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$324,824	$84,693	$409,517	$—	$—	$409,517

Operating expenses:
Service expense	304,454	73,581	378,035	—	(3)	378,032
General and administrative expense	2,899	6,980	9,879	—	8,750	18,629
Depreciation and amortization	3,286	3,166	6,452	—	95	6,547
Total operating expenses	310,639	83,727	394,366	—	8,842	403,208

Operating income (loss)	14,185	966	15,151	—	(8,842)	6,309

Other expenses:
Interest expense, net	18	355	373	—	(71)	302
Equity in net (gain) loss of investees	—	459	459	1	—	460
Gain on sale of equity investment	—	(12,606)	(12,606)			(12,606)
Loss (gain) on foreign currency
transactions	—	200	200	—	—	200
Income (loss) from continuing
operations, before income tax	14,167	12,558	26,725	(1)	(8,771)	17,953
Provision (benefit) for income taxes	5,507	(17)	5,490	(1)	(2,500)	2,989
Income (loss) from continuing operations, net of taxes	8,660	12,575	21,235	—	(6,271)	14,964

Interest expense, net	18	355	373	—	(71)	302
Provision (benefit) for income taxes	5,507	(17)	5,490	(1)	(2,500)	2,989
Depreciation and amortization	3,286	3,166	6,452	—	95	6,547

EBITDA	17,471	16,079	33,550	(1)	(8,747)	24,802

Restructuring and related charges (1)	2,205	501	2,706	—	—	2,706
Equity in net (gain) loss of investees	—	459	459	1	—	460
Gain on sale of equity investment	—	(12,606)	(12,606)	—	—	(12,606)
Foreign currency transactions	—	200	200	—	—	200
Litigation expense (2)	—	—	—	—	18	18

Adjusted EBITDA	$19,676	$4,633	$24,309	$—	$(8,729)	$15,580

(1) Restructuring and related charges are comprised of employee separation costs, which include redundancy program costs of $258 within WD Services, as well as third-party consulting and implementation costs related to WD Services' value enhancement initiative of $243 and NET Services' value enhancement initiative of $2,202.
(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.
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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)
(Unaudited)

	Three months ended September 30, 2016
	NET Services (1)	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$317,280	$94,960	$412,240	$—	$31	$412,271

Operating expenses:
Service expense	293,919	84,051	377,970	—	518	378,488
General and administrative expense	2,860	6,780	9,640	—	7,680	17,320
Depreciation and amortization	3,051	3,497	6,548	—	122	6,670
Total operating expenses	299,830	94,328	394,158	—	8,320	402,478

Operating income (loss)	17,450	632	18,082	—	(8,289)	9,793

Other expenses:
Interest expense, net	(1)	479	478	—	(140)	338
Equity in net (gain) loss of investees	—	1,517	1,517	—	—	1,517
Loss (gain) on foreign currency
transactions	—	(484)	(484)	—	2	(482)
Income (loss) from continuing
operations, before income tax	17,451	(880)	16,571	—	(8,151)	8,420
Provision (benefit) for income taxes	7,304	94	7,398	—	(2,720)	4,678
Income (loss) from continuing operations, net of taxes	10,147	(974)	9,173	—	(5,431)	3,742

Interest expense, net	(1)	479	478	—	(140)	338
Provision (benefit) for income taxes	7,304	94	7,398	—	(2,720)	4,678
Depreciation and amortization	3,051	3,497	6,548	—	122	6,670

EBITDA	20,501	3,096	23,597	—	(8,169)	15,428

Restructuring and related charges (2)	665	702	1,367	—	—	1,367
Equity in net (gain) loss of investees	—	1,517	1,517	—	—	1,517
Foreign currency transactions	—	(484)	(484)	—	2	(482)
Litigation expense (3)	—	—	—	—	898	898

Adjusted EBITDA	$21,166	$4,831	$25,997	$—	$(7,269)	$18,728

(1) We have reclassified certain amounts relating to our prior period results to conform to our current period presentation.
(2) Restructuring and related charges include employee separation costs related to redundancy programs within WD Services of $125, as well as third-party consulting and implementation costs related to WD Services' value enhancement initiative of $577 and NET Services' value enhancement initiative of $665.
(3) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)
(Unaudited)

	Nine months ended September 30, 2017
	NET Services	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$987,662	$229,332	$1,216,994	$—	$—	$1,216,994

Operating expenses:
Service expense	927,082	199,665	1,126,747	—	(2,269)	1,124,478
General and administrative expense	8,879	20,944	29,823	—	23,882	53,705
Depreciation and amortization	9,763	9,695	19,458	—	258	19,716
Total operating expenses	945,724	230,304	1,176,028	—	21,871	1,197,899

Operating income (loss)	41,938	(972)	40,966	—	(21,871)	19,095

Other expenses:			—
Interest expense, net	49	958	1,007	—	(24)	983
Equity in net (gain) loss of investees	—	1,419	1,419	(428)	—	991
Gain on sale of equity investment	—	(12,606)	(12,606)	—	—	(12,606)
Loss (gain) on foreign currency
transactions	—	600	600	—	—	600
Income (loss) from continuing operations,
before income tax	41,889	8,657	50,546	428	(21,847)	29,127
Provision (benefit) for income taxes	16,222	(450)	15,772	161	(7,542)	8,391
Income (loss) from continuing operations, net of taxes	25,667	9,107	34,774	267	(14,305)	20,736

Interest expense, net	49	958	1,007	—	(24)	983
Provision (benefit) for income taxes	16,222	(450)	15,772	161	(7,542)	8,391
Depreciation and amortization	9,763	9,695	19,458	—	258	19,716

EBITDA	51,701	19,310	71,011	428	(21,613)	49,826

Restructuring and related charges (1)	4,914	2,047	6,961	—	—	6,961
Equity in net (gain) loss of investees	—	1,419	1,419	(428)	—	991
Gain on sale of equity investment	—	(12,606)	(12,606)	—	—	(12,606)
Foreign currency transactions	—	600	600	—	—	600
Litigation expense (2)	—	—	—	—	304	304

Adjusted EBITDA	$56,615	$10,770	$67,385	$—	$(21,309)	$46,076
(1) Restructuring and related charges are comprised of employee separation costs, which include redundancy program costs of $1,117 and other severance costs of $182 within WD Services and NET Services chief executive officer search fees of $214, as well as third-party consulting and implementation costs related to WD Services' value enhancement initiative of $748 and NET Services' value enhancement initiative of $4,700.
(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.
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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)
(Unaudited)

	Nine months ended September 30, 2016
	NET Services (1)	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$917,157	$275,293	$1,192,450	$—	$(24)	$1,192,426

Operating expenses:
Service expense	846,311	247,797	1,094,108	—	903	1,095,011
General and administrative expense	8,483	23,236	31,719	—	20,829	52,548
Depreciation and amortization	8,858	10,912	19,770	—	288	20,058
Total operating expenses	863,652	281,945	1,145,597	—	22,020	1,167,617

Operating income (loss)	53,505	(6,652)	46,853	—	(22,044)	24,809

Other expenses:
Interest expense, net	(3)	569	566	—	673	1,239
Equity in net (gain) loss of investees	—	5,693	5,693	—	—	5,693
Loss (gain) on foreign currency
transactions	—	(1,332)	(1,332)	—	—	(1,332)
Income (loss) from continuing
operations, before income tax	53,508	(11,582)	41,926	—	(22,717)	19,209
Provision (benefit) for income taxes	20,497	(885)	19,612	—	(7,146)	12,466
Income (loss) from continuing operations, net of taxes	33,011	(10,697)	22,314	—	(15,571)	6,743

Interest expense, net	(3)	569	566	—	673	1,239
Provision (benefit) for income taxes	20,497	(885)	19,612	—	(7,146)	12,466
Depreciation and amortization	8,858	10,912	19,770	—	288	20,058

EBITDA	62,363	(101)	62,262	—	(21,756)	40,506

Restructuring and related charges (2)	1,230	5,758	6,988	—	—	6,988
Equity in net (gain) loss of investees	—	5,693	5,693	—	—	5,693
Foreign currency transactions	—	(1,332)	(1,332)	—	—	(1,332)
Litigation expense (3)	—	—	—	—	1,082	1,082

Adjusted EBITDA	$63,593	$10,018	$73,611	$—	$(20,674)	$52,937

(1) We have reclassified certain amounts relating to our prior period results to conform to our current period presentation.
(2) Restructuring and related charges include employee separation costs related to redundancy programs within WD Services of $5,181, as well as third-party consulting and implementation costs related to WD Services' value enhancement initiative of $577 and NET Services' value enhancement initiative of $1,230.
(3) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

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Providence Service Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investments (1)
(in thousands)
(Unaudited)

	Three months ended September 30, 2017
	Matrix Investment	Mission Providence	Other	Total
Revenue	$58,639	$10,244	$566	$69,449
Operating expense (2)	47,011	9,741	494	57,246
Depreciation and amortization	8,469	1,102	6	9,577
Operating income (loss)	3,159	(599)	66	2,626

Other expense (Income)	—	10	(12)	(2)
Interest expense	3,741	42	—	3,783
Taxes	(45)	—	20	(25)
Net income (loss)	(537)	(651)	58	(1,130)

Interest	46.6%	75.0%	50.0%	N/A
Net income (loss) - Equity Investment	(250)	(488)	29	(709)
Management fee and other (3)	249	—	—	249
Equity in net gain (loss) of investee	$(1)	$(488)	$29	$(460)

Net Debt (4)	176,255

	Three months ended September 30, 2016
	Matrix Investment	Mission Providence	Other	Total
Revenue	$—	$9,349	$280	$9,629
Operating expense (2)	—	11,342	221	11,563
Depreciation and amortization	—	910	1	911
Operating income (loss)	—	(2,903)	58	(2,845)

Other income	—	(257)	(8)	(265)
Interest expense	—	6	—	6
Taxes	—	(593)	12	(581)
Net income (loss)	—	(2,059)	54	(2,005)

Interest	N/A	75.0%	50.0%	N/A
Net income (loss) - Equity Investment	—	(1,544)	27	(1,517)
Management fee and other	—	—	—	—
Equity in net gain (loss) of investee	$—	$(1,544)	$27	$(1,517)
(1) The results of equity method investments are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.
(2) Excludes depreciation and amortization.
(3) Includes amounts relating to management fees due from Matrix to Providence of $259 less Providence share-based compensation expense of $10.
(4) Represents cash of $18,032 and debt of $194,288 on Matrix's standalone balance sheet as of September 30, 2017.
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Providence Service Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investments (1)
(in thousands)
(Unaudited)

	Nine months ended September 30, 2017
	Matrix Investment	Mission Providence	Other	Total
Revenue	$175,346	$30,125	$1,494	$206,965
Operating expense (2)	140,608	28,739	1,428	170,775
Depreciation and amortization	24,629	3,150	15	27,794
Operating income (loss)	10,109	(1,764)	51	8,396

Other expense (income)	—	18	(34)	(16)
Interest expense	11,005	150	—	11,155
Taxes	(121)	1	21	(99)
Net income (loss)	(775)	(1,933)	64	(2,644)

Interest	46.6%	75.0%	50.0%	N/A
Net income (loss) - Equity Investment	(362)	(1,451)	32	(1,781)
Management fee and other (3)	790	—	—	790
Equity in net gain (loss) of investee	$428	$(1,451)	$32	$(991)

	Nine months ended September 30, 2016
	Matrix Investment	Mission Providence	Other	Total
Revenue	$—	$26,475	$280	$26,755
Operating expense (2)	—	34,516	221	34,737
Depreciation and amortization	—	2,656	1	2,657
Operating income (loss)	—	(10,697)	58	(10,639)

Other income	—	(658)	(8)	(666)
Interest expense	—	18	—	18
Taxes	—	(2,430)	12	(2,418)
Net income (loss)	—	(7,627)	54	(7,573)

Interest	N/A	75.0%	50.0%	N/A
Net income (loss) - Equity Investment	—	(5,720)	27	(5,693)
Management fee and other	—	—	—	—
Equity in net gain (loss) of investee	$—	$(5,720)	$27	$(5,693)
(1) The results of equity method investments are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.
(2) Excludes depreciation and amortization.
(3) Includes amounts relating to management fees due from Matrix to Providence of $840 less Providence share-based compensation expense of $50.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)
(in thousands)
(Unaudited)

	Three months ended September 30, 2017
	HA Services Segment	Matrix Investment (2)	Total Matrix
Revenue	$—	$58,639	$58,639
Operating expense (3)	—	47,011	47,011
Depreciation and amortization	—	8,469	8,469
Operating income	—	3,159	3,159

Other expense	—	—	—
Interest expense	—	3,741	3,741
Taxes	—	(45)	(45)
Net income (loss)	—	(537)	(537)

Depreciation and amortization	—	8,469	8,469
Interest expense	—	3,741	3,741
Taxes	—	(45)	(45)
EBITDA	—	11,628	11,628
Matrix management transaction bonuses	—	—	—
Management fees	—	561	561
Transaction costs	—	1	1
Adjusted EBITDA	$—	$12,190	$12,190

	Three months ended September 30, 2016
	HA Services Segment (4)	Matrix Investment	Total Matrix
Revenue	$52,557	$—	$52,557
Operating expense (3)	40,208	—	40,208
Depreciation and amortization	5,359	—	5,359
Operating income	6,990	—	6,990

Interest expense	3,134	—	3,134
Taxes	1,612	—	1,612
Net income	2,244	—	2,244

Depreciation and amortization	5,359	—	5,359
Interest expense	3,134	—	3,134
Taxes	1,612	—	1,612
EBITDA	12,349	—	12,349
Transaction costs	841	—	841
Adjusted EBITDA	$13,190	$—	$13,190

(1) Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.
(2) Represents Matrix's results of operation from July 1, 2017 to September 30, 2017. Providence accounts for its proportionate share of Matrix's results during this time period using the equity method.
(3) Excludes depreciation and amortization.

(4) Represents Matrix's results of operations from July 1, 2016 to September 30, 2016. These results are included within Discontinued Operations on the Company's consolidated financial statements.
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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)
(in thousands)
(Unaudited)

	Nine months ended September 30, 2017
	HA Services Segment	Matrix Investment (2)	Total Matrix
Revenue	$—	$175,346	$175,346
Operating expense (3)	—	140,608	140,608
Depreciation and amortization	—	24,629	24,629
Operating income	—	10,109	10,109

Other expense	—	—	—
Interest expense	—	11,005	11,005
Taxes	—	(121)	(121)
Net loss	—	(775)	(775)

Depreciation and amortization	—	24,629	24,629
Interest expense	—	11,005	11,005
Taxes	—	(121)	(121)
EBITDA	—	34,738	34,738
Matrix management transaction bonuses	—	2,667	2,667
Management fees	—	1,802	1,802
Transaction costs	—	851	851

Adjusted EBITDA	$—	$40,058	$40,058

	Nine months ended September 30, 2016
	HA Services Segment (4)	Matrix Investment	Total Matrix
Revenue	$155,421	$—	$155,421
Operating expense (3)	116,278	—	116,278
Depreciation and amortization	21,121	—	21,121
Operating income	18,022	—	18,022

Interest expense	9,304	—	9,304
Taxes	3,351	—	3,351
Net income	5,367	—	5,367

Depreciation and amortization	21,121	—	21,121
Interest expense	9,304	—	9,304
Taxes	3,351	—	3,351
EBITDA	39,143	—	39,143
Transaction costs	841	—	841
Adjusted EBITDA	$39,984	$—	$39,984
(1) Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.
(2) Represents Matrix's results of operation from January 1, 2017 to September 30, 2017. Providence accounts for its proportionate share of Matrix's results during this time period using the equity method.
(3) Excludes depreciation and amortization.

(4) Represents Matrix's results of operations from January 1, 2016 to September 30, 2016. These results are included within Discontinued Operations on the Company's consolidated financial statements.
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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Income from continuing operations, net of tax	$14,964	$3,742	$20,736	$6,743
Net loss (income) attributable to noncontrolling interests	(95)	(301)	(295)	433

Restructuring and related charges (1)	2,706	1,367	6,961	6,988
Equity in net (gain) loss of investees	460	1,517	991	5,693
Gain on sale of equity investment	(12,606)	—	(12,606)	—
Foreign currency transactions	200	(482)	600	(1,332)
Intangible amortization expense	1,990	2,143	5,914	6,680
Litigation expense (2)	18	898	304	1,082
Impact of adjustments on noncontrolling interests	9	—	(14)	(423)
Tax effected impact of adjustments	(1,491)	(893)	(3,729)	(2,420)

Adjusted Net Income	6,155	7,991	18,862	23,444

Dividends on convertible preferred stock	(1,114)	(1,111)	(3,305)	(3,309)
Income allocated to participating securities	(651)	(838)	(2,005)	(2,410)

Adjusted Net Income available to common stockholders	$4,390	$6,042	$13,552	$17,725

Adjusted EPS	$0.32	$0.41	$0.99	$1.19

Diluted weighted-average number of common shares outstanding	13,655,554	14,634,483	13,676,468	14,943,024

(1) Restructuring and related charges are comprised of employee separation costs, NET Services chief executive officer search fees, as well as third-party consulting and implementation costs related to WD Services' Ingeus Futures initiative and NET Services' LogistiCare Member Experience initiative. See the above Segment Information and Adjusted EBITDA tables for a detailed breakdown of the restructuring and related charges for each time period presented.
(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

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